EXHIBIT 11.1


               AMERICAN PRESIDENT COMPANIES, LTD. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

________________________________________________________________________________________________
Year Ended                                 December 29        December 30            December 31
                                                  1995               1994                   1993
________________________________________________________________________________________________
(In thousands, except
per share amounts)
________________________________________________________________________________________________
PRIMARY EARNINGS PER COMMON SHARE

________________________________________________________________________________________________
Net Income                                $   30,297           $   74,198             $   80,109
Preferred Dividends Series C                 (3,375)              (6,750)                (6,750)
________________________________________________________________________________________________
Earnings Available                        $   26,922           $   67,448             $   73,359
________________________________________________________________________________________________
Weighted Average:
Common Stock (1)                              27,423               27,231                 26,559
Common Stock Equivalents (2)                     822                1,071                  1,147
________________________________________________________________________________________________
Total Shares                                  28,245               28,302                 27,706
________________________________________________________________________________________________

________________________________________________________________________________________________
Primary Earnings Per Common
   Share                                  $    0.95            $     2.38             $     2.65
________________________________________________________________________________________________

FULLY DILUTED EARNINGS PER COMMON SHARE

________________________________________________________________________________________________
Net Income                                $   30,297           $   74,198             $   80,109
________________________________________________________________________________________________
Weighted Average:
Common Stock (1)                              29,734               27,231                 26,559
Common Stock Equivalents (2)                     822                1,100                  1,579
Preferred Stock Series C                                            3,962                  3,962
________________________________________________________________________________________________
Total Shares                                  30,556               32,293                 32,100
________________________________________________________________________________________________

________________________________________________________________________________________________
Fully Diluted Earnings Per
   Common Share                           $    0.99            $     2.30             $     2.50
________________________________________________________________________________________________

(1)  In  July,  1995,  1,500 outstanding shares of  the  company's  9%
     Series  C  Cumulative  Convertible  Preferred  Stock  ("Series  C
     Stock")  were  converted  into  3,962  shares  of  common  stock.
     Primary  Earnings Per Share for 1995 includes deductions for  the
     9%  Series C Cumulative Convertible Preferred Stock dividends  of
     $3,375 for preferred dividends through the conversion date.   The
     fully  diluted  earnings per share calculation for 1995  reflects the conversion of the Series C stock as though it had occurred as of  the  beginning of the year.  Additionally, in August  through
     October 1995, the company repurchased 6,000 shares of its  common stock.

(2) Assumes conversion of outstanding stock options as determined by application of the treasury stock method.


